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                                                                    EXHIBIT 5.1



                                   LAW OFFICES
                                  MCAFEE & TAFT
                           A PROFESSIONAL CORPORATION
                       TENTH FLOOR, TWO LEADERSHIP SQUARE
                               211 NORTH ROBINSON
                       OKLAHOMA CITY, OKLAHOMA 73102-7101
                                 (405) 235-9621
                               FAX (405) 235-0439

                                January 30, 2000


Dobson Communications Corporation
13439 North Broadway Extension, Suite 200
Oklahoma City, Oklahoma  73114

                     Re: Shares of Class B and C Common Stock, Par Value $.001, to be issued pursuant to Dobson Communications Corporation 1996 Stock Option Plan

Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission in connection with the Dobson Communications Corporation 1996 Stock Option Plan (the "Plan"), which Registration Statement covers the offer and sale of 32,904.88 shares of Class B common stock, par value $.001 per share, and 4,226 shares of Class C common stock, par value $.001 per share, of Dobson Communications Corporation (the "Company"). We have also examined your minute books and other corporate records, and have made such other investigation as we have deemed necessary in order to render the opinions expressed herein.

     Based on the foregoing, we are of the opinion that:

     1. The Company is duly organized and validly existing under the laws of the State of Oklahoma.

     2. The Class B and Class C common stock to be purchased pursuant to the exercise of options granted under the Plan, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable in accordance with the Oklahoma General Corporation Law.

     Consent is hereby given for the inclusion of this opinion as part of the referenced Registration Statement.


                                    Very truly yours,




                                   /s/ McAfee & Taft A Professional Corporation